UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE
ACT OF 1934

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SHENGDATECH, INC.
(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT
(Intended to be distributed to Stockholders on or about August 5, 2011)

SHENGDATECH, INC.
35th Floor, World Plaza
855 South Pudong Road,
Pudong District, Shanghai 200120
People’s Republic of China
86-21-5835-9979

Notice of Stockholder Action by Written Consent

August 5, 2011

Dear Stockholder:

This Information Statement (the “Information Statement”) is furnished by the Board of Directors of ShengdaTech, Inc., a Nevada corporation (the “Company” or “us”), to the stockholders of record of the Company at the close of business on July 28, 2011 (the “Record Date”) to provide information with respect to certain corporate actions taken by written consent of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.00001, that were entitled to vote on such actions (the “Majority Stockholders”).

The written consents, executed by the Majority Stockholders on the Record Date, have approved the election and appointment of Mr. Wang Gongbo to fill an existing vacancy on the Company’s Board of Directors to serve as a director until the next annual election and until his successor is duly elected and qualified, or until his earlier resignation or removal.

Nevada corporation law and the Company’s bylaws permit holders of a majority of the voting power to take a stockholder action by written consent.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the appointment of Mr. Wang Gongbo to fill an existing vacancy on the Company’s Board of Directors.  The Majority Stockholders, holding approximately 52% of the outstanding shares of the Company’s common stock, have approved, by written consent, the above-described action.

Therefore, all required corporate approvals for these actions have been obtained.  We encourage you to read the attached Information Statement carefully for further information regarding these actions.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), the approval of the actions described herein by the holders of a majority of the voting power of the Company will be deemed effective at a date that is at least twenty (20) days after this Information Statement is first being mailed or furnished to stockholders on or about August 5, 2011.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in the manner required by Rule 14c-2 under the Exchange Act.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER’S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors of ShengdaTech, Inc.,

/s/ Xiangzhi Chen
Xiangzhi Chen
Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

SHENGDATECH, INC.
35th Floor, World Plaza
855 South Pudong Road,
Pudong District, Shanghai 200120
People’s Republic of China
86-21-5835-9979

Information Concerning Actions by Written Consent

Purpose of Information Statement

This Information Statement (the “Information Statement”) is being mailed to the stockholders of record of ShengdaTech, Inc., a Nevada corporation (the “Company” or “us”), at the close of business on July 28, 2011 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning the election and appointment of Mr. Wang Gongbo to fill a current vacancy on the Company’s Board of Directors to serve as a director until the next annual election and until his successor is duly elected and qualified, or until his earlier resignation or removal.  The election and appointment of Mr. Wang Gongbo was approved by the holders of a majority of our voting stock (the “Majority Stockholders”), on the Record Date.

Record Date and Voting Securities

Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement.  As of the Record Date, the Company had one series of common stock, par value $0.00001 per share, outstanding.  Holders of our common stock, our only outstanding voting securities, are entitled to one vote per share.  On the Record Date, 54,202,036 validly issued shares of our common stock were issued and outstanding and held of record by all registered stockholders.

Proxies

No proxies are being solicited.

Stockholders’ Rights

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 days after this Information Statement has first been sent or given to the Company’s stockholders.

Dissenters’ Rights

The Nevada Revised Statutes do not provide for dissenters’ rights in connection with any of the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

Information Statement Costs & Expenses

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

Stockholders Sharing an Address

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered.  A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth above.  Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

STOCKHOLDERS’ ACTION

ELECTION AND APPOINTMENT OF MR. WANG GONGBO TO FILL AN EXISTING VACANCY ON
THE COMPANY’S BOARD OF DIRECTORS

General Information

On July 28, 2011, five (5) stockholders holding an aggregate of approximately 52% of our outstanding common stock delivered written consents to us electing and appointing Mr. Wang Gongbo to fill an existing vacancy on our Board of Directors.  There was an existing vacancy on the Company’s Board of Directors resulting from the resignation of Ms. Anhui Guo as a Director on April 21, 2011.  According to an amended Schedule 13D filed by Mr. Xiangzhi Chen on August 4, 2011, our stockholder, chief executive officer and chairman of the Board, he solicited and received the written consents from four individuals with sole or shared voting power over an aggregate of 5,313,006 shares of our common stock. These consents, together with Mr. Chen’s own stockholder consent represented approximately 52% of our outstanding common stock.

Mr. Wang Gongbo is currently the Vice General Manager of Zibo Jiaze Nanomaterials Co., Ltd., a wholly-owned subsidiary of the Company.  Mr. Wang Gongbo has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.  In addition, there is no arrangement or understanding pursuant to which Mr. Wang Gongbo was appointed as a member of the Company’s Board of Directors.  Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.   It is not contemplated at this time that Mr. Wang Gongbo will serve on any committees of the Company’s Board of Directors.

Upon the effective appointment of Mr. Wang Gongbo, the Company’s Board of Directors will be comprised of the following gentlemen: Wang Gongbo, Xiangzhi Chen, Dongquan Zhang, A. Carl Mudd, and Sheldon B. Saidman.

Under Nevada corporation law and the Company’s bylaws, the consent of holders of a majority of the voting power is effective as stockholders’ approval.  Our Majority Stockholders have approved the appointment of Mr. Wang Gongbo to fill an existing vacancy on our Board of Directors  to serve as a director until the next annual election and until his successor is duly elected and qualified, or until his earlier resignation or removal.  In accordance with the requirements of the Exchange Act and Regulation 14C promulgated thereunder, the appointment of Mr. Wang Gongbo will become effective twenty (20) days after the mailing of this Information Statement.

Election of Directors

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company.  It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

With Mr. Wang Gongbo’s appointment, there will be five (5) directors serving on the Board.  Each director holds office until the next Annual Meeting of Stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed.

Information About Mr. Wang Gongbo

Mr. Wang Gongbo, age 33, is currently the Vice General Manager of Zibo Jiaze Nanomaterials Co., Ltd., a wholly-owned subsidiary of the Company (“Zibo Jiaze”), a position he has held since June 2011.  From December 2008 to June 2011, Mr. Wang Gongbo was the general manager of Zibo Jiaze, where from December 2008 to August 2009, Mr. Wang Gongbo also served as the director of the Project Department of Zibo Jiaze. From July 2007 to December 2008, he served as vice president of Shaanxi Haize Nanomaterials Co., Ltd..  From January 2007 to July 2007, he served as vice president of Shandong Haize Nanomaterials Co., Ltd.   Further, from January 2005 to January 2007, he served as director of the Development Department of Shandong Shengda Technology Co., Ltd. (“Shengda Group”), a related party of ShengdaTech, Inc.  From April 1998 to January 2005, he served as laboratory director and workshop manager of a subsidiary of Shengda Group.  He graduated from Shandong University with a degree in law.

Mr. Wang Gongbo has not been involved in any legal proceedings listed in Item 401(f) of Regulation S-K in the past 10 years.  In addition, Mr. Wang Gongbo is not a party to any material proceedings to which any director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

Corporate Governance and Board of Directors Matter

The Company’s current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor, and integrity.

Corporate Governance Guidelines

We and our Board are committed to high standards of corporate governance as an important component in building and maintaining stockholder value. To this end, we regularly review our corporate governance policies and practices to ensure that they are consistent with the high standards of other companies. We also closely monitor guidance issued or proposed by the SEC, the rules of the Nasdaq Stock Market, and the provisions of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the emerging best practices of other companies.

Board Composition and Committees

With Mr. Wang Gongbo’s appointment, our Board will have five (5) members, of which three (3) are independent directors.  Mr. Wang Gongbo is not an independent director as he is presently serving as Vice General Manager of a wholly-owned subsidiary of the Company.  We have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The charters of our Audit Committee, our Compensation Committee and our Nominating and Corporate Governance Committee can be found in the appendixes of our most recent Definitive Proxy Statement on Schedule 14A filed on October 4, 2010.  The Audit Committee has been established as a separately designated standing committee in accordance with section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has at least one member, Mr. A. Carl Mudd, who meets the definition of an “audit committee financial expert” under SEC rules and whom the Board has determined to be “independent”.  Mr. Xiangzhi Chen serves as both our chief executive officer and the chairman of the Board.  We believe that combining the role of chairman and CEO is appropriate for our operations because Mr. Chen is most familiar with our business strategy and our industry. We do not have a lead independent director, but have independent board members that bring experience, oversight and expertise from outside the Company and our industry.  Mr. Wang is not expected to serve on any committees at this time.

Code of Ethics

We have adopted a Code of Ethics (as defined in Item 406 of Regulation S-K) that applies to our principal executive, financial, and accounting officers. We will provide a copy of the code of ethics, without charge, to any person that requests it. Requests should be addressed in writing to 35th Floor, World Plaza, 855 South Pudong Road, Pudong District, Shanghai 200120, People’s Republic of China, Attn: Chief Executive Officer.

Executive Compensation

Compensation Table

Name & Principal Position	Year	Salary	Bonus	Non-Equity Incentive Plan Compensation	All other Compensation		Total
(a)	(b)	(c)	(d)	(g)	(i)		(j)

Wang Gongbo, Vice General	2009	$17,160			4,270	**	$21,430
Manager of Zibo Jiaze*	2010	$47,602			10,253	**	$57,855
	2011	$24,843			5,351	**	$30,194

* Mr. Wang Gongbo was named the general manager of Zibo Jiaze Nanomaterials Co., Ltd. in August 2009, and now serves as Vice General Manager of  Zibo Jiaze Nanomaterials Co., Ltd. since June 2011.  Mr. Wang Gongbo has an employment agreement dated January 1, 2011 with Zibo Jiaze Nanomaterials Co., Ltd that provides for a term of service from January 1, 2011 to December 31, 2011. According to the employment agreement, Mr. Wang Gongbo’s annual basic salary is RMB 325,000 plus a cost-of-living subsidy of RMB 70,000, subject to certain performance-based adjustments.

**All other compensation listed are non-performance based cost-of-living subsidies granted to the general managers of ShengdaTech, Inc.’s subsidiaries.

The Compensation Committee reviewed and approved the compensation paid, or to be paid, to Mr. Wang Gongbo as listed in the Compensation Table above. Recommendations for annual increases in compensation to Named Executives are to be presented to the Compensation Committee and are subject to their approval. Pay increases for non-named employees will be at the discretion of the employee’s supervisor, subject to senior management approval.

The regulations regarding employee pension and retirement plans governed by the Peoples Republic of China is the only program administered by the Company.  No other supplemental plan exists.

Grants of Plan-Based Awards

The Company currently does not have any award plans. No options were granted to Mr. Wang Gongbo in 2010.

Outstanding Equity Awards at Fiscal Year End

The Company currently does not have an equity compensation plan. No options or other stock-based awards were granted to Mr. Wang Gongbo.

Option Exercises and Stock Vested

No options were exercised by and no shares of stock were vested in Mr. Wang Gongbo in 2010.

Pension Benefits

The Company does not have any pension plans for Mr. Wang Gongbo.

Nonqualified Deferred Compensation

There was no nonqualified deferred compensation for Mr. Wang Gongbo in 2010.

Potential Payment Upon Termination or Change in Control

The Company currently does not have payment arrangements for its officers upon termination or change in control.

Director Compensation

Mr. Wang Gongbo is not expected to receive any compensation for his services as a member on the Company’s Board of Directors.  Mr. Wang Gongbo will continue to receive compensation in his position as Vice General Manager of Zibo Jiaze.  Any compensation paid to Mr. Wang Gongbo as a director will be consistent with Company policy.  We will reimburse directors for travel and other out-of-pocket expenses incurred in connection with their board service.

Limitation of Liability and Indemnification of Officers and Directors

The Nevada General Corporation Law provides that corporations may include a provision in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our articles of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our articles of incorporation and bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

(a)  Articles of Incorporation. Our Articles of Incorporation provide that to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter be amended, a director of our corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(b)  Bylaws. Our Bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted under the Nevada General Corporation Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 28, 2011, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 54,202,036 shares of common stock outstanding as of July 28, 2011.

Name and Address	Number of Shares		Percentage Owned
Xiangzhi Chen	22,902,912		42.3%
Fanying Kong*	1,998,816		3.7%
Dongquan Zhang	—		—
A. Carl Mudd	35,000	**	—
Sheldon B. Saidman	6,400		—
Lei Du	—		—
Goldman Sachs Asset Management ***	4,120,360		7.6%
Yong Zhao	1,101		—
Zhen Chen	896,055		1.65%
Wang Gongbo	400		—
Directors and executive officers as a group (8 persons)	25,840,684		47.6%

The address for all these officers and internal directors is 35th Floor, World Plaza 855 South Pudong Road, Pudong District, Shanghai 200120 People’s Republic of China.

* Ms. Fanying Kong is the wife of Mr. Xiangzhi Chen.

**Represents the number of shares of common stock plus options to purchase 30,000 shares of common stock that is exercisable within 60 days from July 28, 2011.

***Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2011. Consists of 4,120,360 shares held by Goldman Sachs Asset Management (which consists of Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC).  Goldman Sachs Asset Management has  voting power over 4,120,360 shares of our common stock and dispositive power over 4,120,360 shares of our common stock shared by Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC.  The address of Goldman Sachs Asset Management is 200 West Street, New York, NY 10282.

Changes in Control

There are no existing arrangements that may result in a change in control of the Company.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports, proxy statements and other information required under the Exchange Act with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the appointment of Mr. Wang Gongbo.  Your consent to Mr. Wang Gongbo’s appointment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

Neither the SEC nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this Information Statement is accurate or complete.  Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

ShengdaTech, Inc.

By Order of the Board of Directors

By: /s/ Xiangzhi Chen
August 5, 2011	Xiangzhi Chen,
Chief Executive Officer